Exhibit 10.2

WEB APP PURCHASE AGREEMENT

This Web App Purchase Agreement (the “Agreement”) is entered into as of June 25, 2025 (the “Effective Date”), by and between:

Cibatella Corp., with its principal executive office located at Astangu tanav 62, Tallinn, Harju 13519, Estonia (“Buyer”),

and

Khan Tengri Co., LTD, with its business address at No. 689, 30th Floor, Room No.3209, Sukhumvit Road, Khlong Tan Nuea Sub-district, Vadhana District, Bangkok Metropolis, Thailand (“Seller”).

Buyer and Seller may collectively be referred to as the “Parties” and individually as a “Party.”

1.   PURCHASE AND SALE

Seller hereby agrees to sell, and Buyer agrees to purchase, the web-based culinary application including/along with the associated domain and hosting, located at https://cibatella.com/ (collectively referred to as the “Web App”), subject to the terms and conditions set forth in this Agreement.

2.   DESCRIPTION OF THE WEB APP

The Web App, known as “Cibatella,” is an online culinary platform designed to educate, inspire, and empower users to explore and cook a variety of international dishes. Key features include:

•	Step-by-step recipes accompanied by high-quality images, ingredient lists, and cooking times;

•	Cuisine coverage including Polish, Ukrainian, French, and Italian recipes;

•	AI-powered recipe assistant that generates personalized recipe suggestions based on available ingredients, desired dish type, and cooking time;

•	A “Save” function allowing users to favorite and revisit preferred recipes;

•	A contact feature for submitting support or training service requests;

•	Designed for future content expansion.

3.   PURCHASE PRICE

The total purchase price for the Web App shall be Forty Thousand Three Hundred United States Dollars (USD $40,300) (the “Purchase Price”).

4. PAYMENT TERMS

The Buyer shall pay the full Purchase Price of $40,300 to Seller in one lump sum payment. Payment shall be made via wire transfer or other mutually agreed method upon execution of this Agreement.

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5. DELIVERY

Seller agrees to deliver to Buyer all code, documentation, backend systems, administrative access, domain rights, hosting access, and related intellectual property necessary to operate and maintain the Web App.

6. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other that:
(a) It has full power and authority to enter into this Agreement;
(b) The execution and delivery of this Agreement has been duly authorized;
(c) The Agreement constitutes a valid and binding obligation of such Party.

Seller further represents and warrants that:

•	It is the rightful owner of the Web App and all intellectual property related thereto;

•	The Web App is free of any liens, encumbrances, or third-party claims;

•	The Web App does not infringe upon the intellectual property rights of any third party.

7. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and representations, whether oral or written.

IN WITNESS WHEREOF, the Parties have executed this Web App Purchase Agreement as of the Effective Date.

AGREED BY:

/s/ Janek Innos ______________
Buyer (Cibatella Corp.)

/s/ Khan Tengri Co., LTD ______
Seller (Khan Tengri Co., LTD)

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